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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                               September 20, 1999
                Date of Report (Date of earliest event reported)


                                  ADFORCE, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     0-20124               33-0694260
(State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)              File Number)         Identification No.)



              10590 North Tantau Ave., Cupertino, California 95014 (Address of principal executive offices and zip code)

                  Registrant's telephone number: (408) 873-3680


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Item 5: Other Events

On September 20, 1999, AdForce, Inc. (the "Company"), CMGI, Inc. ("CMGI") and Artichoke Corp. ("Merger Sub") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, the Merger Sub will be merged with and into the Company (the "Merger"), with the Company surviving the Merger and becoming a wholly-owned subsidiary of CMGI. At the effective time of the Merger, each outstanding share of the Company's common stock will be exchanged and converted into 0.262 share of CMGI's common stock, and options and warrants to purchase shares of the Company's common stock will be assumed and become options and warrants, as applicable, to purchase shares of CMGI's common stock. The exercise price and number of shares of the Company's common stock subject to each such assumed option and warrant will be appropriately adjusted to reflect the exchange ratio. The transaction is intended to qualify as a tax-free reorganization and will be accounted for as a purchase.

In connection with the execution of the Merger Agreement, the Company and CMGI entered into a Stock Option Agreement (the "Stock Option Agreement"), pursuant to which the Company granted to CMGI an option to purchase up to 19.9% of the outstanding shares of the Company's common stock; the option is exercisable upon the occurrence of certain events specified in the Stock Option Agreement. Stockholders of the Company holding approximately 37.2% of the Company's outstanding common stock have agreed to vote in favor of the Merger at the Company's stockholder meeting called for such purpose. A form of Stockholder Agreement and Irrevocable Proxy is included in this report as Exhibit 4.1.

A copy of the Merger Agreement and a copy of the Stock Option Agreement are included in this report as Exhibit 2.1 and 2.2, respectively. The foregoing description is qualified in its entirety by reference to the full text of such exhibits. A joint press release announcing these transactions is attached to this report as Exhibit 99.1. The Merger is subject to various conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act and approval of the Company's stockholders.


Item 7: Financial Statements and Exhibits.

      (c)  Exhibits

         2.1 Agreement and Plan of Merger dated as of September 20, 1999 by and among CMGI, Inc., Artichoke Corp. and AdForce, Inc.

         2.2 Stock Option Agreement dated as of September 20, 1999 between AdForce, Inc. and CMGI, Inc.

         4.1      Form of Stockholder Agreement and Irrevocable Proxy

        99.1      Joint Press Release dated September 20, 1999



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AdForce, Inc.
                                     (Registrant)


Date:  October 4, 1999                  /s/ John A. Tanner
                                     ------------------------------------------
                                     John A. Tanner, Executive Vice President
                                     and Chief Financial Officer